EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2024 Results

•Reports Revenue of $2.3 Billion, Growing 5%, and Net Income of $581 Million, or $1.29 per Diluted Share, Increasing 11% and 13%, Respectively, on a Reported Basis for Fourth Quarter 2024
◦Delivers 6% Operational Growth in Revenue and 9% Operational Growth in Adjusted Net Income for Fourth Quarter 2024
◦Delivers 9% Organic Operational Growth in Revenue for Fourth Quarter 2024 After Accounting for the Divestiture of the Medicated Feed Additive Product Portfolio, Certain Water Soluble Products and Related Assets
◦Reports Adjusted Net Income of $632 Million, or Adjusted Diluted EPS of $1.40, for Fourth Quarter 2024
•Reports Revenue of $9.3 Billion, Growing 8%, and Net Income of $2.5 Billion, or $5.47 per Diluted Share, Increasing 6% and 8%, Respectively, on a Reported Basis for Full Year 2024
◦Delivers 11% Operational Growth in Revenue and 15% Operational Growth in Adjusted Net Income for Full Year 2024
◦Reports Adjusted Net Income of $2.7 Billion, or Adjusted Diluted EPS of $5.92 for Full Year 2024
•Provides Full Year 2025 Revenue Guidance of $9.225 - $9.375 Billion, with Diluted EPS of $5.70 to $5.80 on a Reported Basis, or $6.00 to $6.10 on an Adjusted Basis
◦Expects to Deliver 6% to 8% Organic Operational Growth in Revenue

PARSIPPANY, N.J. - February 13, 2025 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2024 as well as provided full year guidance for 2025.

The company reported revenue of $2.3 billion for the fourth quarter of 2024, an increase of 5% compared with the fourth quarter of 2023. On an operational1 basis, revenue for the fourth quarter of 2024 increased 6% compared with the fourth quarter of 2023. Net income for the fourth quarter of 2024 was $581 million, or $1.29 per diluted share, an increase of 11% and 13%, respectively, on a reported basis.

Adjusted net income2 for the fourth quarter of 2024 was $632 million, or $1.40 per diluted share, an increase of 11% and 13%, respectively, on a reported basis, and an increase of 9% and 12%, respectively, on an operational basis. Adjusted net income for the fourth quarter of 2024 excludes the
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net impact of $51 million for purchase accounting adjustments, acquisition and divestiture-related costs, and certain significant items.

For full year 2024, the company reported revenue of $9.3 billion, an increase of 8% compared with full year 2023. On an operational basis, revenue for full year 2024 increased 11%, excluding the impact of foreign currency. Net income for full year 2024 was $2.5 billion, or $5.47 per diluted share, an increase of 6% and 8%, respectively, on a reported basis.

Adjusted net income for full year 2024 was $2.7 billion, or $5.92 per diluted share, an increase of 10% and 11%, respectively, on a reported basis, and 15% and 17%, respectively, on an operational basis. Adjusted net income for full year 2024 excludes the net impact of $207 million for purchase accounting adjustments, acquisition and divestiture-related costs, and certain significant items.

Organic Operational Growth3
As previously announced, on October 31, 2024, Zoetis completed the divestiture of its medicated feed additive (MFA) product portfolio, certain water soluble products and related assets. As a result of this transaction, the company is providing organic operational revenue growth, which excludes the impact of all divested products as well as foreign exchange. For the fourth quarter of 2024, the organic operational growth rate was 9%, and for the full year 2024 the organic operational growth rate was 12%. The company will continue to provide this metric in 2025 and has included it in the financial guidance below.

EXECUTIVE COMMENTARY
“Zoetis delivered excellent full year results in 2024, driven by the demand for our innovative products and the strength of our key franchises,” said Kristin Peck, Chief Executive Officer of Zoetis. “We achieved 11% revenue growth in the U.S. and 10% operational revenue growth internationally, marking significant revenue milestones, and our companion animal and livestock portfolios saw strong operational revenue growth, 14% and 5%, respectively."

"As we approach 2025, we are eager to continue the momentum we realized in 2024, and we are confident that the drivers of our success are sustainable, positioning us for continued above-market growth this year and beyond. We are guiding to full-year organic operational growth of 6% to 8% in revenue in 2025," said Peck.

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QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the fourth quarter of 2024:

•Revenue in the U.S. segment was $1.3 billion, an increase of 4% compared with the fourth quarter of 2023. Sales of companion animal products increased 7%, driven by the company's flea, tick and heartworm combination product for dogs, Simparica Trio®, as well as the key dermatology portfolio, including Apoquel® and Cytopoint®. Also contributing to growth was the company’s monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats. Growth in the quarter was partially offset by the impact of initial stocking of Librela and Apoquel Chewable products due to launches in the same quarter of the prior year. Sales of livestock products declined 8% in the quarter. The decline was a result of the divestiture of the MFA product portfolio, certain water soluble products and related assets, which more than offset growth in the ceftiofur and Draxxin® lines of injectable antibiotic products.

•Revenue in the International segment was $1.0 billion, reflecting a 6% increase on a reported basis and an increase of 10% operationally compared with the fourth quarter of 2023. Sales of companion animal products grew 11% on a reported basis and 13% operationally. Growth in the quarter was driven by the company’s key dermatology products, Apoquel and Cytopoint, parasiticides products, Simparica® and Simparica Trio, as well as the company's monoclonal antibody products for OA pain, Librela and Solensia. Sales of livestock products were flat on a reported basis and grew 6% operationally. Growth across the company's cattle and poultry products was driven largely by price increases across the broader international segment.

INVESTMENTS IN GROWTH
Zoetis continues to advance innovation and care for animals across the globe with product approvals in new markets and additional claim extensions. Since its last quarterly earnings announcement, Revolution® Plus (selamectin/sarolaner), a topical combination product that treats ticks, fleas, ear mites, lice and gastrointestinal worms and prevents heartworm disease in cats, received approval in Brazil. In the U.S. and Canada, Revolution Plus received approval for an additional claim related to the prevention of flea tapeworm infections by controlling fleas.
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Librela (bedinvetmab injection), the first injectable monoclonal antibody for the alleviation of pain associated with osteoarthritis in dogs, received approval in El Salvador and South Korea. Simparica (sarolaner) and Simparica Trio (sarolaner/moxidectin/pyrantel) received approval in the U.S. for a claim related to the treatment and control of Asian longhorned tick infestations (Haemaphysalis longicornis) in dogs.

In livestock, Synovex Choice® and Synovex® Primer™ received approval in the U.S. for an additional claim to increase rate of weight gain in growing beef steers and heifers on pasture. In the EU, Poulvac® IB Primer and Poulvac IB QX received approval for an association claim that includes cross protection against 793B and variant 2 strains of infectious Bronchitis virus (IBV).

FINANCIAL GUIDANCE
Zoetis is providing full year 2025 guidance, which includes:
•Revenue between $9.225 billion to $9.375 billion (operational growth of 2% to 4%; organic operational growth of 6% to 8%)
•Reported net income between $2.570 billion to $2.620 billion
•Adjusted net income between $2.700 billion to $2.750 billion (operational growth of 2% to 4%; organic operational growth of 6% to 8%)
•Reported diluted EPS between $5.70 to $5.80
•Adjusted diluted EPS between $6.00 to $6.10

This guidance reflects foreign exchange rates as of late January 2025. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2024 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast and corresponding slides by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on February 13, 2025.

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About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock producers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $9.3 billion in 2024 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
3 Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP
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financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2024	2023		2024	2023
Revenue	$2,317	$2,213	5	$9,256	$8,544	8
Costs and expenses:
Cost of sales	707	728	(3)	2,719	2,561	6
Selling, general and administrative expenses	625	565	11	2,318	2,151	8
Research and development expenses	186	174	7	686	614	12
Amortization of intangible assets	34	37	(8)	141	149	(5)
Restructuring charges and certain acquisition and divestiture-related costs	2	8	(75)	53	53	—
Interest expense	51	59	(14)	225	239	(6)
Other (income)/deductions–net	(20)	(8)	*	(19)	(159)	(88)
Income before provision for taxes on income	732	650	13	3,133	2,936	7
Provision for taxes on income	151	127	19	637	596	7
Net income before allocation to noncontrolling interests	581	523	11	2,496	2,340	7
Less: Net (loss)/income attributable to noncontrolling interests	—	(2)	*	10	(4)	*
Net income attributable to Zoetis	$581	$525	11	$2,486	$2,344	6

Earnings per share—basic	$1.29	$1.14	13	$5.47	$5.08	8

Earnings per share—diluted	$1.29	$1.14	13	$5.47	$5.07	8

Weighted-average shares used to calculate earnings per share
Basic	450.5	459.0		454.2	461.2
Diluted	451.1	460.1		454.8	462.3

(a)    The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2024 and 2023. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2024 and 2023.
* Calculation not meaningful.
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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended December 31, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$707	$(1)	$—	$—	$706
Gross profit	1,610	1	—	—	1,611
Selling, general and administrative expenses	625	(2)	—	(4)	619
Amortization of intangible assets	34	(30)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	2	—	(6)	4	—
Other (income)/deductions–net	(20)	—	—	(2)	(22)
Income before provision for taxes on income	732	33	6	2	773
Provision for taxes on income	151	7	1	(18)	141
Net income attributable to Zoetis	581	26	5	20	632
Earnings per common share attributable to Zoetis–diluted	1.29	0.06	0.01	0.04	1.40

	Three Months Ended December 31, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$728	$—	$—	$(1)	$727
Gross profit	1,485	—	—	1	1,486
Selling, general and administrative expenses	565	(3)	—	—	562
Amortization of intangible assets	37	(32)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	8	—	(1)	(7)	—
Other (income)/deductions–net	(8)	—	—	(4)	(12)
Income before provision for taxes on income	650	35	1	12	698
Provision for taxes on income	127	6	1	(3)	131
Net income attributable to Zoetis	525	29	—	15	569
Earnings per common share attributable to Zoetis–diluted	1.14	0.07	—	0.03	1.24
(a)    The Condensed Consolidated Statements of Income present the three months ended December 31, 2024 and 2023. Subsidiaries operating outside the U.S. are included for the three months ended November 30, 2024 and 2023.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,719	$(4)	$—	$(1)	$2,714
Gross profit	6,537	4	—	1	6,542
Selling, general and administrative expenses	2,318	(11)	—	(6)	2,301
Research and development expenses	686	(2)	—	—	684
Amortization of intangible assets	141	(123)	—	—	18
Restructuring charges and certain acquisition and divestiture-related costs	53	—	(18)	(35)	—
Other (income)/deductions–net	(19)	—	—	(37)	(56)
Income before provision for taxes on income	3,133	140	18	79	3,370
Provision for taxes on income	637	31	4	(5)	667
Net income attributable to Zoetis	2,486	109	14	84	2,693
Earnings per common share attributable to Zoetis–diluted	5.47	0.24	0.03	0.18	5.92

	Twelve Months Ended December 31, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,561	$(10)	$—	$(3)	$2,548
Gross profit	5,983	10	—	3	5,996
Selling, general and administrative expenses	2,151	(21)	—	—	2,130
Research and development expenses	614	(1)	—	—	613
Amortization of intangible assets	149	(127)	—	—	22
Restructuring charges and certain acquisition and divestiture-related costs	53	—	(9)	(44)	—
Other (income)/deductions–net	(159)	—	—	80	(79)
Income before provision for taxes on income	2,936	159	9	(33)	3,071
Provision for taxes on income	596	32	2	(12)	618
Net income attributable to Zoetis	2,344	127	7	(21)	2,457
Earnings per common share attributable to Zoetis–diluted	5.07	0.28	0.02	(0.05)	5.32
(a)    The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2024 and 2023. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2024 and 2023.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)
(1) Acquisition and divestiture-related costs include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Acquisition-related costs(a)	$—	$—	$1	$7
Divestiture-related costs(b)	5	—	16	—
Restructuring charges(c)	1	1	1	2
Total acquisition and divestiture-related costs—pre-tax	6	1	18	9
Income taxes(d)	1	1	4	2
Total acquisition and divestiture-related costs—net of tax	$5	$—	$14	$7
(a)    Acquisition-related costs represent external, incremental costs that directly relate to transacting and integrating businesses, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Divestiture-related costs consisted of costs related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Restructuring charges and certain acquisition and divestiture-related costs.
(c)    Restructuring charges represent employee termination costs directly related to acquisitions and divestitures, included in Restructuring charges and certain acquisition and divestiture-related costs.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
(2) Certain significant items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Other restructuring charges and cost-reduction/productivity initiatives(a)	$(4)	$8	$35	$44
Certain asset impairment charges(b)	—	3	11	24
Net loss/(gain) on sale of businesses(c)	3	—	25	(101)
Other	3	1	8	—
Total certain significant items—pre-tax	2	12	79	(33)
Income taxes(d)	(18)	(3)	(5)	(12)
Total certain significant items—net of tax	$20	$15	$84	$(21)
(a)    For the twelve months ended December 31, 2024, primarily consisted of employee termination costs related to organizational structure refinements, partially offset by a reversal of certain employee termination costs as a result of a change in strategy from our 2015 operational efficiency initiative, included in Restructuring charges and certain acquisition and divestiture-related costs.
For the three and twelve months ended December 31, 2023, primarily represents employee termination and exit costs associated with cost-reduction and productivity initiatives in certain international markets, included in Restructuring charges and certain acquisition and divestiture-related costs, as well as product transfer costs, included in Cost of sales.
(b)    For the twelve months ended December 31, 2024, represents certain asset impairment charges related to our aquaculture business, included in Other
(income)/deductions–net.
For the twelve months ended December 31, 2023, primarily represents certain asset impairment charges related to our precision animal health and diagnostics businesses, primarily included in Other (income)/deductions–net.
(c)    For the three and twelve months ended December 31, 2024, represents a net loss related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Other (income)/deductions–net.
    For the twelve months ended December 31, 2023, primarily represents a net gain on the sale of a majority interest in our pet insurance business, included in Other (income)/deductions–net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes in Certain significant items also includes:
•For the twelve months ended December 31, 2024, includes a tax expense related to the divestiture of the medicated feed additive product portfolio, certain water soluble products and related assets.
•For the three and twelve months ended December 31, 2023, includes a tax expense related to changes to prior years' tax positions with regard to the one-time mandatory deemed repatriation tax under the Tax Cuts and Jobs Act. For the twelve months ended December 31, 2023, also includes a benefit from the tax loss on the divestiture of Performance Livestock Analytics.
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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$706	$727	(3)%	(6)%	3%
As a percent of revenue	30.5%	32.9%	NA	NA	NA
Adjusted SG&A expenses	619	562	10%	(1)%	11%
Adjusted R&D expenses	186	174	7%	—%	7%
Adjusted net income attributable to Zoetis	632	569	11%	2%	9%

	Twelve Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$2,714	$2,548	7%	(1)%	8%
As a percent of revenue	29.3%	29.8%	NA	NA	NA
Adjusted SG&A expenses	2,301	2,130	8%	(1)%	9%
Adjusted R&D expenses	684	613	12%	—%	12%
Adjusted net income attributable to Zoetis	2,693	2,457	10%	(5)%	15%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.

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ZOETIS INC.
2025 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2025
Revenue	$9,225 to $9,375
Operational growth(a)	2% to 4%
Organic operational growth(b)	6% to 8%
Adjusted cost of sales as a percentage of revenue(c)	Approximately 28.0%
Adjusted SG&A expenses(c)	$2,300 to $2,350
Adjusted R&D expenses(c)	$680 to $690
Adjusted interest expense and other (income)/deductions-net(c)	Approximately $200
Effective tax rate on adjusted income(c)	Approximately 21%
Adjusted diluted EPS(c)	$6.00 to $6.10
Adjusted net income(c)	$2,700 to $2,750
Operational growth(a)(d)	2% to 4%
Organic operational growth(b)(d)	6% to 8%
Certain significant items and acquisition and divestiture-related costs(e)	Approximately $30
The guidance reflects foreign exchange rates as of late January 2025.
Reconciliations of 2025 reported guidance to 2025 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 28.2%	~ (0.1%)	~ (0.1%)	~ 28.0%
SG&A expenses	$2,325 to $2,375	~ $(15)	~ $(10)	$2,300 to $2,350
R&D expenses	$682 to $692		~ $(2)	$680 to $690
Interest expense and other (income)/deductions	~ $200			~ $200
Effective tax rate	~ 21%			~ 21%
Diluted EPS	$5.70 to $5.80	~ $0.07	~ $0.23	$6.00 to $6.10
Net income attributable to Zoetis	$2,570 to $2,620	~ $30	~ $100	$2,700 to $2,750
(a)    Operational results (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(c)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(d)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth or organic operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(e)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,570	$1,448	8%	(1)%	9%
Livestock	726	745	(3)%	(4)%	1%
Contract Manufacturing & Human Health	21	20	5%	—%	5%
Total Revenue	$2,317	$2,213	5%	(1)%	6%

U.S.
Companion Animal	$1,008	$941	7%	—%	7%
Livestock	249	270	(8)%	—%	(8)%
Total U.S. Revenue	$1,257	$1,211	4%	—%	4%

International
Companion Animal	$562	$507	11%	(2)%	13%
Livestock	477	475	—%	(6)%	6%
Total International Revenue	$1,039	$982	6%	(4)%	10%

Companion Animal:
Dogs and Cats	$1,477	$1,360	9%	—%	9%
Horses	93	88	6%	(1)%	7%
Total Companion Animal Revenue	$1,570	$1,448	8%	(1)%	9%

Livestock:
Cattle	$399	$401	—%	(4)%	4%
Swine	128	139	(8)%	(4)%	(4)%
Poultry	117	127	(8)%	(4)%	(4)%
Fish	65	62	5%	1%	4%
Sheep and other	17	16	6%	(1)%	7%
Total Livestock Revenue	$726	$745	(3)%	(4)%	1%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$6,278	$5,576	13%	(1)%	14%
Livestock	2,898	2,890	—%	(5)%	5%
Contract Manufacturing & Human Health	80	78	3%	—%	3%
Total Revenue	$9,256	$8,544	8%	(3)%	11%

U.S.
Companion Animal	$4,054	$3,529	15%	—%	15%
Livestock	1,020	1,026	(1)%	—%	(1)%
Total U.S. Revenue	$5,074	$4,555	11%	—%	11%

International
Companion Animal	$2,224	$2,047	9%	(4)%	13%
Livestock	1,878	1,864	1%	(7)%	8%
Total International Revenue	$4,102	$3,911	5%	(5)%	10%

Companion Animal:
Dogs and Cats	$5,993	$5,291	13%	(2)%	15%
Horses	285	285	—%	(2)%	2%
Total Companion Animal Revenue	$6,278	$5,576	13%	(1)%	14%

Livestock:
Cattle	$1,531	$1,503	2%	(4)%	6%
Poultry	527	524	1%	(5)%	6%
Swine	516	543	(5)%	(6)%	1%
Fish	242	220	10%	(1)%	11%
Sheep and other	82	100	(18)%	(2)%	(16)%
Total Livestock Revenue	$2,898	$2,890	—%	(5)%	5%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(a)
Total International	$1,039	$982	6%	(4)%	10%
Australia	80	75	7%	5%	2%
Brazil	113	117	(3)%	(13)%	10%
Canada	75	72	4%	(1)%	5%
Chile	30	31	(3)%	(2)%	(1)%
China	65	65	—%	1%	(1)%
France	45	40	13%	3%	10%
Germany	59	54	9%	2%	7%
Italy	34	34	—%	2%	(2)%
Japan	38	38	—%	1%	(1)%
Mexico	40	43	(7)%	(11)%	4%
Spain	30	28	7%	(1)%	8%
United Kingdom	84	68	24%	7%	17%
Other Developed	151	138	9%	1%	8%
Other Emerging	195	179	9%	(17)%	26%

	Twelve Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(a)
Total International	$4,102	$3,911	5%	(5)%	10%
Australia	319	323	(1)%	—%	(1)%
Brazil	414	393	5%	(6)%	11%
Canada	277	255	9%	(1)%	10%
Chile	123	140	(12)%	(4)%	(8)%
China	270	320	(16)%	(2)%	(14)%
France	156	142	10%	1%	9%
Germany	225	202	11%	1%	10%
Italy	129	121	7%	1%	6%
Japan	147	158	(7)%	(7)%	—%
Mexico	169	162	4%	(1)%	5%
Spain	130	122	7%	1%	6%
United Kingdom	314	277	13%	3%	10%
Other Developed	564	512	10%	—%	10%
Other Emerging	865	784	10%	(22)%	32%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.

15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,257	$1,211	4%	—%	4%
Cost of sales	229	255	(10)%	—%	(10)%
Gross profit	1,028	956	8%	—%	8%
Gross margin	81.8%	78.9%
Operating expenses(c)	212	184	15%	—%	15%
Other (income)/deductions-net	(3)	6	*	*	*
U.S. Earnings	$819	$766	7%	—%	7%

International:
Revenue	$1,039	$982	6%	(4)%	10%
Cost of sales	336	322	4%	(3)%	7%
Gross profit	703	660	7%	(4)%	11%
Gross margin	67.7%	67.2%
Operating expenses(c)	180	165	9%	(4)%	13%
Other (income)/deductions-net	—	1	*	*	*
International Earnings	$523	$494	6%	(4)%	10%

Total Reportable Segments	$1,342	$1,260	7%	(1)%	8%

Other business activities(d)	(151)	(142)	6%
Reconciling Items:
Corporate(e)	(320)	(320)	—%
Purchase accounting adjustments(f)	(33)	(35)	(6)%
Acquisition and divestiture-related costs(g)	(6)	(1)	*
Certain significant items(h)	(2)	(12)	(83)%
Other unallocated(i)	(98)	(100)	(2)%
Total Earnings(j)	$732	$650	13%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Operating expenses primarily consisted of field selling, advertising and promotions, other marketing expenses, and freight and logistics costs.
(d)    Other business activities reflect the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(e)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(f)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(g)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(h)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(i)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(j)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Twelve Months Ended December 31,		% Change
	2024	2023	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$5,074	$4,555	11%	—%	11%
Cost of sales	936	900	4%	—%	4%
Gross profit	4,138	3,655	13%	—%	13%
Gross margin	81.6%	80.2%
Operating expenses(c)	805	786	2%	—%	2%
Other (income)/deductions-net	(3)	6	*	*	*
U.S. Earnings	$3,336	$2,863	17%	—%	17%

International:
Revenue	$4,102	$3,911	5%	(5)%	10%
Cost of sales	1,312	1,234	6%	(3)%	9%
Gross profit	2,790	2,677	4%	(7)%	11%
Gross margin	68.0%	68.4%
Operating expenses(c)	671	638	5%	(4)%	9%
Other (income)/deductions-net	1	2	(50)%	(81)%	31%
International Earnings	$2,118	$2,037	4%	(7)%	11%

Total Reportable Segments	$5,454	$4,900	11%	(3)%	14%

Other business activities(d)	(562)	(496)	13%
Reconciling Items:
Corporate(e)	(1,213)	(1,042)	16%
Purchase accounting adjustments(f)	(140)	(159)	(12)%
Acquisition and divestiture-related costs(g)	(18)	(9)	*
Certain significant items(h)	(79)	33	*
Other unallocated(i)	(309)	(291)	6%
Total Earnings(j)	$3,133	$2,936	7%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Operating expenses primarily consisted of field selling, advertising and promotions, other marketing expenses, and freight and logistics costs.
(d)    Other business activities reflect the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(e)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(f)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(g)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(h)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(i)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(j)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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